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                                 EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of U.S. Pawn, Inc. and Subsidiaries (k/n/a U.S. Home Systems, Inc.) on Form S-3 of our report dated March 14, 2001, on the financial statements of U.S. Pawn, Inc. and Subsidiaries, incorporated by reference in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.


                                Ehrhardt Keefe Steiner & Hottman, P.C.

Denver, Colorado
June 25, 2001